UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2020

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WTT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Share Purchase Agreement

On January 31, 2020, Wireless Telecom Group, Inc. (the “Company”) entered into an Amendment to the Share Purchase Agreement dated November 13, 2019 (the “Purchase Agreement”) with Holzworth Instrumentation Inc., a Colorado corporation, Jason Breitbarth, Joe Koebel and Leyla Bly (collectively, “Sellers”), and Jason Breitbarth as the designated representative of Sellers (“Sellers’ Representative”). Pursuant to Section 10.1(c) of the Purchase Agreement, either the Company or the Sellers’ Representative may terminate the Purchase Agreement if closing does not occur on or before January 31, 2020. The Amendment executed on January 31, 2020 revises Section 10.1(c) to extend the date either the Company or the Sellers’ Representative may terminate the Purchase Agreement if closing does not occur from on or before January 31, 2020 to on or before February 13, 2020.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.2	First Amendment to Share Purchase Agreement dated January 31, 2020, by and among Wireless Telecom Group, Inc., and Holzworth Instrumentation Inc., Jason Breitbarth, Joe Koebel and Leyla Bly (“Sellers”), and Jason Breitbarth as the designated representative of Sellers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: February 3, 2020	By:	/s/ Michael J Kandell
Michael J Kandell
Chief Financial Officer and Corporate Secretary